Exhibit 23.2

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002
                                      -----

                                 (281) 658-0248

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

                                  March 7, 1997

Fortune Petroleum Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Dear Sirs:

     We hereby consent to the filing of this consent as an exhibit to the Annual Report on Form 10-K of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about March 10, 1997, to the use of our name therein, and to the inclusions of or reference to our report of estimated future reserves and revenues effective December 31, 1994, December 31 1995 and December 31, 1996, and the information contained therein on "Item 2. Properties
- Reserves and Future Net Cash flows" in the Annual Report on Form 10-K.

                                    HUDDLESTON & CO., INC.

                                    /s/ PETER D. HUDDLESTON, P.E.
                                    Peter D. Huddleston, P.E.